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                                                                   Exhibit 10.11

                               SECURITY AGREEMENT


         SECURITY AGREEMENT made by EVERCEL, INC. (the "Debtor") in favor of ENERGY RESEARCH CORPORATION (the "Secured Party"). In consideration of the agreement of Secured Party to extend credit or other financial accommodations to the Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees for the benefit of Secured Party as follows:

         1. GRANT OF SECURITY INTEREST. As collateral security for the payment and performance when due of the Obligations (defined below), the Debtor hereby collaterally assigns, mortgages, and pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of the Debtor's right, title and interest in, to and under the Collateral (defined below).

         "Collateral" means all the Debtor's present and future right, title and interest in and to any of the following property, wherever located and whether now owned or hereafter acquired: All of the Debtor's tangible and intangible personal property, including without limitation, all inventory, equipment and other goods, all accounts receivable, notes, drafts, acceptances, instruments and documents, chattel paper, general intangibles, deposit accounts, books and records, and all cash and non-cash proceeds of the foregoing in whatever form received, including without limitation insurance proceeds, but excluding rights (other than payment rights) under agreements to the extent that the inclusion of such rights would cause a default by the Borrower under the terms of any agreement. Any of the foregoing terms which are specifically defined in the Uniform Commercial Code as in effect in the State of Connecticut shall have the meanings given therein.

         "Obligations" means any and all payment and performance obligations of the Debtor to Secured Party, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, liquidated or unliquidated, arising under that certain Loan Agreement between Debtor and Secured Party dated as of the date hereof (the "Loan Agreement"), and that certain $3,450,000.00 Line of Credit Note executed by Debtor to the order of Secured Party in connection therewith, and each other document executed and delivered to secure such obligations.

         2. SECURED PARTY'S RIGHTS AND OBLIGATIONS. Debtor shall remain liable under all accounts receivable, instruments and documents and general intangibles. Secured Party shall not have any obligation or liability under any accounts receivable, instruments and documents or general intangibles by reason of this Security Agreement or the exercise of Secured Party's rights and remedies hereunder, nor shall Secured Party be required to perform the Debtor's obligations pursuant thereto. Secured Party shall have no obligation to inquire as to the sufficiency of any payment received by it on account of any of
Debtor's accounts receivable or to take any action to collect or enforce the payment of any account receivable.
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         3. FURTHER ASSURANCES. Debtor will join with Secured Party in executing such UCC financing statements as Secured Party may reasonably request. At
Secured Party's request from time to time, the Debtor will execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may reasonably deem desirable in obtaining the full benefits of this Security Agreement. The Debtor also hereby authorizes Secured Party to execute on behalf of the Debtor and file UCC financing or continuation statements with appropriate jurisdictions in order to perfect the security interests granted herein.

         4. EVENTS OF DEFAULT. The occurrence of any Event of Default as defined in the Loan Agreement shall constitute an Event of Default hereunder.

         5. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, and subject to the terms of the Loan
Agreement:

         (a) Secured Party may declare all Obligations secured hereby immediately due and payable and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Connecticut or under other applicable law.

         (b) Secured Party may notify Debtor's account or contract debtors (or other obligors whose obligations to Debtor secure this agreement) of Secured Party's security interest and that such account or contract debtors are to make payments directly to Secured Party. Secured Party may send this notice in Debtor's name or in Secured Party's name, and at Secured Party's request Debtor will join in Secured Party's notice, provide written confirmation of Secured Party's security interest and request that payment be sent to Secured Party. Secured Party may enforce this obligation by specific performance. Secured Party may collect all amounts due on the accounts and accounts receivable. Upon and after notification by Secured Party to Debtor, Debtor shall hold any proceeds and collections of any of the collateral in trust for Secured Party and shall not commingle such proceeds or collections with any other of Debtor's funds, and Debtor shall deliver all such proceeds to Secured Party immediately upon Debtor's receipt thereof in the identical form received and duly endorsed or assigned to Secured Party.

         (c) At the request of Secured Party, the Debtor shall cause the Collateral, or such portion of the Collateral as Secured Party may direct, to be assembled for Secured Party at such location (including, without limitation, Debtor's business address) as Secured Party may request. Secured Party will give to the Debtor reasonable notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Such requirement of reasonable notice shall be met if such notice is delivered to the address of the Debtor set forth in this Agreement at least ten (10) days before the time of the proposed sale or disposition. Any such sale may take place from Debtor's location or such other location as Secured Party may designate. Debtor shall remain liable for any deficiency in payment of the Obligations after any such sale.

         Debtor hereby irrevocably appoints Secured Party as its true and lawful attorney-in-fact with full power of substitution to take any of the foregoing actions in the name of the Debtor or Secured Party to carry out the terms of this Agreement and to protect, enforce, preserve or perfect

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Secured Party's rights hereunder. Such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

         6. MISCELLANEOUS. Expenses of enforcing Secured Party's rights hereunder after and during the continuance of an Event of Default including, but not limited to, preparation for sale, selling or the like and Secured Party's reasonable attorneys' fees and other expenses shall be payable by Debtor and shall be secured hereby. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and Debtor. Secured Party's rights and remedies hereunder or under any other agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the Debtor and Secured Party. This Agreement shall be governed by the laws of the State of Connecticut.


         EXECUTED an instrument under seal as of February ___, 1999.

                                  EVERCEL, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

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